Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

Fourth quarter net income of $8.1 million or $0.28 per diluted common share
Full-year 2016 net income of $40.3 million or $1.41 per diluted common share and adjusted net income from operations of $31.2 million or $1.09 per diluted common share(1)
- Subsequent to year ended 2016 -
Closed $273 million securitization financing with flexible features, priced at initial weighted average coupon of L+1.85%
Declared an increase in first quarter 2017 dividend to $0.27 per common share

DECEMBER 31, 2016 FINANCIAL RESULTS

New York, NY — March 7, 2017 - Ares Commercial Real Estate Corporation (the "Company" or "ACRE") (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported net income of $8.1 million and $40.3 million, respectively, or $0.28 and $1.41 per diluted common share, respectively, for the fourth quarter and full-year of 2016 and adjusted net income from operations of $31.2 million or $1.09 per diluted common share(1) for the full-year of 2016. In addition, the Company announced that its Board of Directors declared a first quarter 2017 dividend of $0.27 per common share payable on April 17, 2017 to common stockholders of record on March 31, 2017.

“Our strong fourth quarter results concluded a very good year for our company as we executed well on many of our strategic objectives,” commented Robert L. Rosen, Chairman of the Board and Interim Co-Chief Executive Officer of Ares Commercial Real Estate Corporation. “During 2016, we generated record origination volume, maintained excellent credit quality, expanded our access to cost efficient capital, refocused our business after the successful sale of our mortgage banking platform and delivered a solid total return from dividends and increases in our book value. Looking forward, we expect to benefit from our deep market relationships and broad coverage as we seek to invest our available capital into attractive investments to improve our profitability and deliver more stable and recurring cash earnings. Given our full year outlook for 2017, our board has authorized an increase in our first quarter dividend to $0.27 per share, representing the second year in a row that we have increased our dividend.”

“Continued strong U.S real estate equity fund raising in 2016 and a preference for dependable, flexible capital providers support an attractive market environment for our capital deployment,” said John Jardine, President and Co-Chief Executive Officer of Ares Commercial Real Estate Corporation. “After a modest start to the typical seasonally slow first quarter, we expect our investment activity to increase, resulting in a higher level of earning assets as the year progresses. The benefit from our match funded, floating rate portfolio is becoming more evident as the increase in our senior portfolio yields in the fourth quarter are commensurate with the rise in short term interest rates. Therefore, we believe our earnings are well positioned to benefit if we experience future interest rate increases.”

“In 2016, we were able to access attractive debt capital by closing $300 million of additional capacity on our funding facilities and renewing or extending $575 million of funding facilities with similar or improved terms,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “In 2017, we have continued to secure highly efficient, lower cost, match funded financing with the extension of our $50 million CNB facility and the closing of a $273 million new private securitization financing with an initial weighted average coupon of L+1.85% on the notes issued to a third party. This new securitization financing further diversifies our sources of liquidity, expands our capacity and importantly provides us with the opportunity to replace loans upon repayments, extending the term of this attractive financing."
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(1) Refer to Schedule II for further details.

THREE MONTHS ENDED DECEMBER 31, 2016 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended December 31, 2016, net income was $8.1 million or $0.28 per diluted common share.

•
For the three months ended December 31, 2016, new originations were $80.4 million in commitments, $73.7 million in outstanding principal and an additional $5.4 million of fundings on existing commitments.

•	For the three months ended December 31, 2016, loan repayments totaled $204.4 million in outstanding principal.

Capital Activities:

•	On December 16, 2016, the collateralized loan obligation securitization was terminated.

•
On December 8, 2016, the Company amended its master repurchase facility with Citibank N.A. (the "Citibank Facility") to extend the initial maturity date to December 10, 2018. Additionally, new advances under the Citibank Facility after December 8, 2016 accrue interest at a per annum rate equal to one-month LIBOR plus a pricing margin range of 2.25% to 2.50%, subject to certain exceptions.

FULL-YEAR 2016 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the full-year 2016, net income was $40.3 million or $1.41 per diluted common share.

•	For the full-year 2016, new originations were $875.3 million in commitments, $830.1 million in outstanding principal and an additional $33.4 million of fundings on existing commitments.

•	For the full-year 2016, loan repayments totaled $685.6 million in outstanding principal.

PORTFOLIO DETAIL AS OF DECEMBER 31, 2016

At December 31, 2016, the Company's portfolio totaled 31 loans held for investment, totaling approximately $1.5 billion in commitments and $1.3 billion in outstanding principal, excluding non-controlling interests held by third parties. At December 31, 2016, 47 loans totaling approximately $1.4 billion in outstanding principal were repaid or sold since inception of the Company, excluding non-controlling interests held by third parties.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of December 31, 2016
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,181.6	$1,188.5	4.7%	5.7%	1.8
Subordinated debt and preferred equity investments	121.8	123.2	10.7%	11.5%	4.1
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,303.4	$1,311.7	5.2%	6.3%	2.0
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(1)
The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs. The table above excludes non-controlling interests held by third parties. A reconciliation of the Carrying Amount of loans held for investment portfolio, excluding non-controlling interests held by third parties, to the Carrying Amount of loans held for investment, as included within the Company's consolidated balance sheets, is presented below.

(2)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of December 31, 2016 as weighted by the Outstanding Principal balance of each loan.

As of December 31, 2016, 96% of the portfolio of loans held for investment consisted of floating rate loans and 91% consisted of senior mortgage loans (as measured by outstanding principal), excluding non-controlling interests held by third parties.

A reconciliation of the Company's loans held for investment portfolio, excluding non-controlling interests held by third parties, to the Company's loans held for investment as shown within its consolidated balance sheets is as follows ($ in millions):

	As of December 31, 2016
	Carrying Amount	Outstanding Principal
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,303.4	$1,311.7
Non-controlling interest investment held by third parties	10.5	10.5
Loans held for investment	$1,313.9	$1,322.2

Portfolio Diversification Summary as of December 31, 2016 (excluding non-controlling interests held by third parties) ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Office	$363.2	28%
Multifamily	333.6	25%
Self-storage	194.7	15%
Retail	147.9	11%
Hotel	127.7	10%
Mixed-use	65.6	5%
Healthcare	41.6	3%
Industrial	32.5	2%
Student housing	4.9	1%
Total	$1,311.7	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Midwest	$315.5	24%
Mid-Atlantic/Northeast	266.3	20%
Southwest	266.3	20%
Southeast	254.7	20%
West	208.9	16%
Total	$1,311.7	100%

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

On January 9, 2017, the Company originated a $31.4 million senior mortgage loan on a multifamily property located in New York. At closing, the outstanding principal balance was approximately $31.4 million. The loan has an interest rate of LIBOR plus 4.55% (plus fees) and an initial term of two years.

On February 14, 2017, the Company originated a $24.1 million senior mortgage loan on a student housing property located in Alabama. At closing, the outstanding principal balance was approximately $24.1 million. The loan has an interest rate of LIBOR plus 4.45% (plus fees) and an initial term of three years.

On February 16, 2017, the Company originated a $24.4 million senior mortgage loan on a multifamily property located in California. At closing, the outstanding principal balance was approximately $20.8 million. The loan has an interest rate of LIBOR plus 3.90% (plus fees) and an initial term of four years.

On March 1, 2017, the Company originated a $53.8 million senior mortgage loan on a multifamily property located in Florida. At closing, the outstanding principal balance was approximately $53.8 million. The loan has an interest rate of LIBOR plus 3.65% (plus fees) and an initial term of four years.

On March 2, 2017, ACRC Lender LLC (“ACRC Lender”), a subsidiary of the Company, amended the $50.0 million secured revolving funding facility with City National Bank (the “CNB Facility”) to extend the initial maturity date to March 11, 2018. The initial maturity date of the facility has two one-year extensions, each of which may be exercised at ACRC Lender’s option, subject to the satisfaction of certain conditions, including payment of an extension fee, which, if both were exercised, would extend the maturity date of the CNB Facility to March 10, 2020.

On March 2, 2017, ACRE Commercial Mortgage 2017-FL3 Ltd. (the “Issuer”) and ACRE Commercial Mortgage 2017-FL3 LLC, both wholly owned indirect subsidiaries of the Company, issued approximately $272.9 million principal balance secured floating rate notes (the “Offered Notes”) to a third party. The Company is retaining (through one of its wholly owned subsidiaries) approximately $68.2 million of the non-investment grade notes (together with the Offered Notes, the “Notes”) and the preferred equity of the Issuer, which notes and preferred equity were not offered to investors. The Notes are collateralized by interests in a pool of twelve mortgage assets having a total principal balance of approximately $341.2 million (the “Mortgage Assets”). During the reinvestment period ending on March 15, 2019, the Company may direct the Issuer to acquire additional mortgage assets meeting applicable reinvestment criteria using the principal repayments from the Mortgage Assets, subject to the satisfaction of conditions, including receipt of a Rating Agency Confirmation and investor approval of new mortgage assets. The initial weighted average coupon of the Offered Notes is LIBOR plus 1.85%. The proceeds from the issuance of the Offered Notes, net of expenses, were approximately $270.1 million.  The Company used the net proceeds to repay outstanding amounts under its secured funding agreements and for general working capital. The Notes were offered pursuant to an offering made privately in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this paragraph is not an offer to sell any securities of the Company or any company and is not soliciting an offer to buy such securities. It is being provided pursuant to Rule 135c under the Securities Act.

As of March 3, 2017, the Company had approximately $173 million in capital, either in cash or in approved but undrawn capacity under its borrowing facilities. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $163 million in capital available to fund new loans, fund outstanding commitments on existing loans, repurchase the Company's common shares and for other working capital and general corporate purposes. Assuming that the Company uses all such amount as capital to make new senior loans and the Company is able to leverage such amount under its secured funding agreements at a debt‑to‑equity ratio of 2.5:1, the Company would have the capacity to fund approximately $570 million of additional senior loans.

As of March 3, 2017, the total unfunded commitments for the Company's existing loans held for investment were approximately $66 million. In addition, borrowings under the Company's secured funding agreements were approximately $559 million, borrowings under the Company's secured term loan was approximately $155 million, and debt issued in the form of a securitization financing was approximately $273 million.

On March 7, 2017, the Company declared a cash dividend of $0.27 per common share for the first quarter of 2017. The first quarter 2017 dividend is payable on April 17, 2017 to common stockholders of record as of March 31, 2017.

2017 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set April 12, 2017 as the record date for the Company’s 2017 Annual Meeting of Stockholders. The 2017 Annual Meeting of Stockholders will be held on June 7, 2017.

FOURTH QUARTER 2016 DIVIDEND

On November 3, 2016, the Company declared a cash dividend of $0.26 per common share for the fourth quarter of 2016. The fourth quarter 2016 dividend was paid on January 17, 2017 to common stockholders of record as of December 30, 2016.

CONFERENCE CALL AND WEBCAST INFORMATION

On Tuesday, March 7, 2017, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its fourth quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 2825154 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 21, 2017 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10098006. An archived replay will also be available through March 21, 2017 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $99 billion of assets under management as of December 31, 2016, including approximately $3.6 billion of AUM pro forma for Ares Capital Corporation’s acquisition of American Capital, Ltd., which closed on January 3, 2017. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company's future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, the Company's ability to reinvest the net proceeds of the sale of ACRE Capital Holdings LLC and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2016	2015
ASSETS
Cash and cash equivalents ($8 and $8 related to consolidated VIEs, respectively)	$47,270	$5,066
Restricted cash	375	13,083
Loans held for investment ($21,514 and $483,572 related to consolidated VIEs, respectively)	1,313,937	1,174,391
Other assets ($203 and $2,695 of interest receivable related to consolidated VIEs, respectively; $35,607 of other receivables related to consolidated VIEs as of December 31, 2015)	12,121	53,191
Assets of discontinued operations	—	133,251
Total assets	$1,373,703	$1,378,982
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$780,713	$522,775
Secured term loan	149,878	69,762
Commercial mortgage-backed securitization debt (consolidated VIE)	—	61,815
Collateralized loan obligation securitization debt (consolidated VIE)	—	192,528
Due to affiliate	2,699	2,424
Dividends payable	7,406	7,152
Other liabilities ($299 of interest payable related to consolidated VIEs as of December 31, 2015)	3,334	14,507
Liabilities of discontinued operations	—	51,531
Total liabilities	944,030	922,494
EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2016 and 2015, 28,482,756 and 28,609,650 shares issued and outstanding at December 31, 2016 and 2015, respectively	283	284
Additional paid-in capital	420,056	421,179
Accumulated deficit	(1,310)	(11,992)
Total stockholders' equity	419,029	409,471
Non-controlling interests in consolidated VIEs	10,644	47,017
Total equity	429,673	456,488
Total liabilities and equity	$1,373,703	$1,378,982

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended December 31, 2016	For the year ended December 31, 2016
Net interest margin:
Interest income from loans held for investment	$23,508	$81,963
Interest expense	(10,898)	(36,856)
Net interest margin	12,610	45,107
Expenses:
Management and incentive fees to affiliate	1,576	5,956
Professional fees	525	2,228
General and administrative expenses	702	2,801
General and administrative expenses reimbursed to affiliate	1,024	3,441
Total expenses	3,827	14,426
Income from continuing operations before income taxes	8,783	30,681
Income tax expense, including excise tax	62	230
Net income from continuing operations	8,721	30,451
Net income from operations of discontinued operations, net of income taxes	—	4,221
Gain on sale of discontinued operations	—	10,196
Net income attributable to ACRE	8,721	44,868
Less: Net income attributable to non-controlling interests	(656)	(4,532)
Net income attributable to common stockholders	$8,065	$40,336
Basic earnings per common share:
Continuing operations	$0.28	$0.91
Discontinued operations	—	0.51
Net income	$0.28	$1.42
Diluted earnings per common share:
Continuing operations	$0.28	$0.91
Discontinued operations	—	0.51
Net income	$0.28	$1.41
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,460,987	28,461,853
Diluted weighted average shares of common stock outstanding	28,482,756	28,523,306
Dividends declared per share of common stock	$0.26	$1.04

SCHEDULE I

December 31, 2016 Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP, and certain non-cash charges after discussions between the Company's external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three months and year ended December 31, 2016 ($ in thousands):

	For the three months ended December 31, 2016	For the year ended December 31, 2016
Net income attributable to common stockholders	$8,065	$40,336
Stock-based compensation(1)	110	312
Adjustments relating to ACRE activities:
Incentive fees to affiliate	27	348
Adjustments relating to ACRE Capital LLC activities(2):
Change in fair value of mortgage servicing rights	—	6,457
Deferred income tax expense	—	2,049
Provision for loss sharing	—	(146)
Originated mortgage servicing rights	—	(12,683)
Core Earnings	$8,202	$36,673

(1)	Includes both ACRE and ACRE Capital LLC, the Company's previously owned mortgage banking subsidiary, stock-based compensation.

(2)
ACRE Capital LLC adjustments for the year ended December 31, 2016 are included in the Company's consolidated statements of operations as net income from operations of discontinued operations, net of income taxes.

SCHEDULE II
Reconciliation of Net Income to Non-GAAP Adjusted Net Income from Operations

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to adjusted net income from operations for the year ended December 31, 2016, is provided below ($ in thousands, except per share data).

	For the year ended December 31, 2016
	Total	Per share amount
Net income attributable to common stockholders	$40,336	$1.41
Transaction costs, net of income taxes (1)	495	0.02
Change in control costs, net of income taxes (1)	554	0.02
Gain on sale of discontinued operations	(10,196)	(0.36)
Adjusted net income from operations (2)	$31,189	$1.09
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(1)
Transaction costs and change in control costs, both net of income taxes, are included within net income from operations of discontinued operations, net of income taxes, in the Company's consolidated statements of operations. These costs were incurred by ACRE Capital Holdings LLC.

(2)
Adjusted net income from operations is a non-GAAP financial measure. The Company believes that this measure provides useful information to investors regarding the Company's operating performance excluding one-time items related to the sale of the Company's mortgage banking subsidiary. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.